UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2006

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

CALIFORNIA	333-12892	77-0559736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or		Number)
organization)

581 Higuera Street, San Luis Obispo, CA		93401
(Address of principal executive offices)		(Zip Code)

(805) 782-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 1, 2006, an Agreement for Pre-Construction Design Services was entered into between Mission Community Bank, Sundance Enterprises, Inc. and Donald A. Nelson and Margaret L. Nelson Family Trust for the purpose of building a branch site project at the address referred to in Item 2.01. Upon approval of the project design by Mission Community Bank, a Joint Development Agreement will be entered into by the parties, whereby Sundance Enterprises, Inc. will serve as the Contractor for the project. Sundance Enterprises, Inc. is a company that has performed contracting work for one or more of the bank’s directors.

Item 2.01               Completion of Acquisition or Disposition of Assets

On May 3, 2006 Mission Community Bancorp’s wholly-owned subsidiary, Mission Community Bank, completed the purchase of the property located at 541 and 545 Spring Street in Paso Robles, California, which is located near the intersection of 6th and Spring Streets. The property was purchased from Sundance Enterprises, Inc. for a purchase price of $483,600. There is no other material relationship between Mission Community Bancorp, Mission Community Bank and the seller.

Forward Looking Statements

Includes forward-looking information, which is subject to the “safe harbor” created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act ant the Private Securities Litigation Reform Act of 1995. When the Company uses or incorporates by reference in this Current Report on Form 8-K the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “commit,” “believe” and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2006	MISSION COMMUNITY BANCORP

	By: /s/	RONALD B. PIGEON
Executive Vice President and
Chief Financial Officer